Apollo Education Group, Inc.
News Release

Apollo Education Group, Inc. Reports Second Quarter Fiscal Year 2016 Results
Phoenix, April 6, 2016 - Apollo Education Group, Inc. (NASDAQ: APOL) (“Apollo” or the “Company”) today reported financial results for the three and six months ended February 29, 2016, with second quarter revenue of $465.3 million and a $0.56 diluted loss per share from continuing operations, or a $0.31 loss per share excluding special items.
“While we are facing significant industry and regulatory headwinds that have resulted in declining enrollment at University of Phoenix, we remain focused and committed to a transformational plan that will help the university improve student outcomes and compete more effectively over a long-term period,” said Greg Cappelli, Chief Executive Officer of Apollo Education Group. “We continue to expand internationally through Apollo Global, which again generated double-digit revenue growth on a constant currency basis. We also continue to improve operating efficiency throughout the entire organization.”
Second Quarter 2016 Results of Operations
Apollo Education Group reported net revenue for the second quarter 2016 of $465.3 million compared to $575.1 million for the second quarter 2015. Second quarter 2016 University of Phoenix New Degreed Enrollment was 17,200 and Degreed Enrollment was 162,400, compared to New Degreed Enrollment of 28,300 and Degreed Enrollment of 213,800 for the prior year second quarter. Operating loss for the second quarter 2016 was $80.8 million, compared to operating loss of $37.5 million for the second quarter 2015. Loss from continuing operations attributable to Apollo Education Group for the second quarter 2016 was $60.4 million, or $0.56 per share, compared to loss of $23.2 million, or $0.21 per share, for the prior year second quarter.
Excluding special items, loss from continuing operations attributable to Apollo Education Group for the second quarter 2016 was $33.2 million, or $0.31 per share, compared to $7.9 million, or $0.07 per share, for the second quarter 2015. Adjusted EBITDA was negative $12.9 million for the second quarter 2016 compared to $17.9 million for the second quarter 2015. (Special items and Adjusted EBITDA for the respective periods are included in the reconciliation of GAAP to non-GAAP financial information tables of this press release.)
First Six Months of 2016 Results of Operations
Net revenue for the first six months of fiscal year 2016 totaled $1.1 billion, compared to $1.3 billion in the first six months of fiscal year 2015. In the first six months of 2016, University of Phoenix Average Degreed Enrollment was 176,700, compared to 224,900 for the prior year period. Operating loss for the first six months of 2016 was $126.1 million compared to operating income of $26.7 million in the prior year period. Loss from continuing operations attributable to Apollo Education Group for the first six months of 2016 was $117.9 million, or $1.09 per share, compared to income of $12.9 million, or $0.12 per share, for the first six months of 2015.
Excluding special items, loss from continuing operations attributable to Apollo Education Group for the first six months of fiscal year 2016 was $0.1 million, or $0.00 per share, compared to income of $42.0 million, or $0.38 per share, for the first six months of 2015. Adjusted EBITDA was $70.2 million for the first six months of 2016 compared to $136.3 million for the first six months of 2015. (Special items and

Adjusted EBITDA for the respective periods are included in the reconciliation of GAAP to non-GAAP financial information tables of this press release.)
Balance Sheet and Cash Flow
As of February 29, 2016, the Company’s unrestricted cash and cash equivalents and marketable securities (including current and noncurrent) totaled $675.1 million, compared to $794.2 million as of August 31, 2015. The decrease was primarily attributable to $101.2 million paid to acquire Career Partner GmbH and capital expenditures.
Total debt outstanding (including short-term borrowings and the current portion of long-term debt) was $62.0 million as of February 29, 2016.
Business Outlook
The Company continues to experience headwinds causing further reductions to the operating outlook for the year. Domestically, the primary factors include lower New Degreed Enrollment and fewer than expected continuing students at the University of Phoenix. This is in part attributable to the implementation of components of the university’s transformation plan, including the reduction in the frequency of course start dates, which has impacted the timing of student breaks and reenrollment. In addition, we have reduced the number of associate programs, realigned the campus strategy, focused on a new approach to admissions diagnostics, and discontinued the use of any third-party marketing affiliates. Internationally, the strengthening of the U.S. dollar relative to other currencies is negatively impacting reported revenue. While efforts to reduce expenses remain on track, the latest projections for Revenue, Operating Income and Degreed Enrollment are below the outlook provided on the first quarter earnings call. Due to the pending merger transaction and the challenges in accurately forecasting operating results during the implementation of the transformational plan for the University of Phoenix, the Company is withdrawing the prior guidance issued on the first quarter earnings call on January 11, 2016, and is not providing an updated financial outlook at this time.
Conference Call Information
In light of the pending merger announced February 8, 2016, the Company will not be hosting an investor conference call following the issuance of its fiscal year 2016 second quarter earnings press release.
About Apollo Education Group, Inc.
Apollo Education Group, Inc. is one of the world’s largest private education providers, serving students since 1973. Through its subsidiaries, Apollo Education Group offers undergraduate, graduate, certificate and nondegree educational programs and services, online and on-campus, principally to working learners in the U.S. and abroad. For more information about Apollo Education Group, Inc. and its subsidiaries, call (800) 990-APOL or visit the Company’s website at www.apollo.edu.

Apollo Education Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands, except per share data)	February 29, 2016	February 28, 2015	February 29, 2016	February 28, 2015
Net revenue	$465,348	$575,103	$1,051,369	$1,289,628
Costs and expenses:
Instructional and student advisory	270,640	290,933	561,967	612,507
Marketing	97,796	125,398	191,598	252,281
Admissions advisory	30,120	57,840	64,308	114,925
General and administrative	65,789	69,955	133,234	141,778
Depreciation and amortization	26,754	32,105	54,148	65,736
Provision for uncollectible accounts receivable	12,783	11,969	28,096	29,367
Restructuring and impairment charges	29,389	22,530	127,212	41,278
Merger, acquisition and other related costs	12,893	1,742	16,871	4,961
Litigation charge	—	100	—	100
Total costs and expenses	546,164	612,572	1,177,434	1,262,933
Operating (loss) income	(80,816)	(37,469)	(126,065)	26,695
Interest income	923	740	1,842	1,329
Interest expense	(1,972)	(1,739)	(3,428)	(3,401)
Other loss, net	(1,113)	(1,152)	(1,956)	(2,442)
(Loss) income from continuing operations before income taxes	(82,978)	(39,620)	(129,607)	22,181
Benefit from (provision for) income taxes	19,842	13,924	7,603	(13,130)
(Loss) income from continuing operations	(63,136)	(25,696)	(122,004)	9,051
Loss from discontinued operations, net of tax	—	(10,442)	(3,259)	(12,720)
Net loss	(63,136)	(36,138)	(125,263)	(3,669)
Net loss attributable to noncontrolling interests	2,740	2,528	4,102	3,844
Net (loss) income attributable to Apollo	$(60,396)	$(33,610)	$(121,161)	$175
Earnings (loss) per share - Basic:
Continuing operations attributable to Apollo	$(0.56)	$(0.21)	$(1.09)	$0.12
Discontinued operations attributable to Apollo	—	(0.10)	(0.03)	(0.12)
Basic loss per share attributable to Apollo	$(0.56)	$(0.31)	$(1.12)	$—
Earnings (loss) per share - Diluted:
Continuing operations attributable to Apollo	$(0.56)	$(0.21)	$(1.09)	$0.12
Discontinued operations attributable to Apollo	—	(0.10)	(0.03)	(0.12)
Diluted loss per share attributable to Apollo	$(0.56)	$(0.31)	$(1.12)	$—
Basic weighted average shares outstanding	108,595	108,166	108,521	108,375
Diluted weighted average shares outstanding	108,595	108,166	108,521	109,337

Apollo Education Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	As of
($ in thousands)	February 29, 2016	August 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$408,814	$503,705
Restricted cash and cash equivalents	170,712	198,369
Marketable securities	215,038	194,676
Accounts receivable, net	238,626	198,459
Prepaid taxes	35,153	38,371
Other current assets	48,546	48,823
Assets of business held for sale	—	40,897
Total current assets	1,116,889	1,223,300
Marketable securities	51,267	95,815
Property and equipment, net	346,498	370,281
Goodwill	266,836	247,190
Intangible assets, net	198,127	143,244
Deferred taxes	99,616	92,105
Other assets	31,088	29,129
Total assets	$2,110,321	$2,201,064
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$20,961	$14,080
Accounts payable	70,758	64,100
Student deposits	201,470	245,470
Deferred revenue	258,982	186,950
Accrued and other current liabilities	278,662	280,847
Liabilities of business held for sale	—	40,897
Total current liabilities	830,833	832,344
Long-term debt	41,075	31,566
Deferred taxes	16,745	7,729
Other long-term liabilities	186,796	172,452
Total liabilities	1,075,449	1,044,091
Commitments and contingencies
Redeemable noncontrolling interests	9,835	11,915
Shareholders’ equity:
Preferred stock, no par value	—	—
Apollo Class A nonvoting common stock, no par value	103	103
Apollo Class B voting common stock, no par value	1	1
Additional paid-in capital	—	—
Apollo Class A treasury stock, at cost	(3,916,516)	(3,928,419)
Retained earnings	5,031,861	5,153,452
Accumulated other comprehensive loss	(90,870)	(80,579)
Total Apollo shareholders’ equity	1,024,579	1,144,558
Noncontrolling interests	458	500
Total equity	1,025,037	1,145,058
Total liabilities, redeemable noncontrolling interests and shareholders’ equity	$2,110,321	$2,201,064

Apollo Education Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended
($ in thousands)	February 29, 2016	February 28, 2015
Operating activities:
Net loss	$(125,263)	$(3,669)
Adjustments to reconcile net loss to net cash provided by operating activities:
Share-based compensation	18,586	21,914
Excess tax benefits from share-based compensation	—	(236)
Depreciation and amortization	54,148	71,223
Accelerated depreciation included in restructuring	9,463	4,272
Impairment charges and loss on asset dispositions	76,138	21,228
Non-cash foreign currency loss, net	938	1,362
Provision for uncollectible accounts receivable	28,096	29,367
Deferred income taxes	(11,489)	(10,434)
Changes in assets and liabilities, excluding the impact of acquisitions:
Restricted cash and cash equivalents	27,687	(1,002)
Accounts receivable	(74,080)	(51,199)
Prepaid taxes	2,276	(21,440)
Other assets	1,101	(3,771)
Accounts payable	5,893	7,870
Student deposits	(43,396)	(15,873)
Deferred revenue	48,604	47,821
Accrued and other liabilities	4,381	(42,320)
Net cash provided by operating activities	23,083	55,113
Investing activities:
Purchases of property and equipment	(33,703)	(43,310)
Purchases of marketable securities	(147,644)	(109,544)
Maturities and sales of marketable securities	168,941	113,651
Acquisitions, net of cash acquired	(101,196)	(21,166)
Other investing activities	(219)	467
Net cash used in investing activities	(113,821)	(59,902)
Financing activities:
Payments on borrowings	(58,153)	(599,925)
Proceeds from borrowings	52,754	4,515
Share repurchases	(626)	(38,718)
Share reissuances	638	995
Excess tax benefits from share-based compensation	—	236
Payment for contingent consideration	—	(21,371)
Net cash used in financing activities	(5,387)	(654,268)
Exchange rate effect on cash and cash equivalents	1,234	(3,678)
Net decrease in cash and cash equivalents	(94,891)	(662,735)
Cash and cash equivalents, beginning of period	503,705	1,228,813
Cash and cash equivalents, end of period	$408,814	$566,078
Supplemental disclosure of cash flow and non-cash information:
Cash paid for income taxes, net of refunds	$—	$37,346
Cash paid for interest	3,481	3,514
Restricted stock units vested and released	1,777	6,255
Unsettled share repurchases	—	1,600

Apollo Education Group, Inc. and Subsidiaries
Segment Data and University of Phoenix Operating Metrics
(Unaudited)

	Three Months Ended		Six Months Ended
($ in thousands)	February 29, 2016	February 28, 2015	February 29, 2016	February 28, 2015
Net revenue:
University of Phoenix:
Degree seeking gross revenues(1)	$414,298	$542,139	$937,888	$1,199,305
Less: Discounts and other	(57,263)	(64,159)	(127,731)	(139,953)
Degree seeking net revenues(1)	357,035	477,980	810,157	1,059,352
Other revenues	7,921	9,789	17,416	21,270
Total University of Phoenix	364,956	487,769	827,573	1,080,622
Apollo Global	93,796	81,100	209,128	196,240
Other	6,596	6,234	14,668	12,766
Net revenue	$465,348	$575,103	$1,051,369	$1,289,628
Operating (loss) income:
University of Phoenix	$(9,078)	$16,767	$(26,582)	$113,381
Apollo Global	(26,883)	(27,541)	(29,218)	(32,383)
Other	(44,855)	(26,695)	(70,265)	(54,303)
Operating (loss) income	$(80,816)	$(37,469)	$(126,065)	$26,695
(1) Represents revenue from tuition and other fees for students enrolled in University of Phoenix degree programs or certificate programs of at least 18 credits in length with some course applicability into a related degree program.

University of Phoenix Enrollment Data:
(Rounded to the nearest hundred, except per degreed enrollment)	Three Months Ended				Six Months Ended
	February 29, 2016	February 28, 2015	% Change		February 29, 2016	February 28, 2015	% Change
Degreed Enrollment(1)	162,400	213,800	(24.0)%	Average Degreed Enrollment(3)	176,700	224,900	(21.4)%
New Degreed Enrollment(2)	17,200	28,300	(39.2)%	Aggregate New Degreed Enrollment	41,700	67,900	(38.6)%
Degree seeking net revenues per degreed enrollment	$2,198	$2,236
(1) Represents students enrolled in a degree program who attended a credit bearing course during the quarter and had not graduated as of the end of the quarter; students who previously graduated from one degree program and started a new degree program in the quarter (e.g., a graduate of an associate’s degree program returns for a bachelor’s degree); and students participating in certain certificate programs of at least 18 credits with some course applicability into a related degree program.

(2) Represents new students and students who have been out of attendance for more than 12 months who enroll in a degree program and start a credit bearing course in the quarter; students who have previously graduated from a degree program and start a new degree program in the quarter; and students who commence participation in certain certificate programs of at least 18 credits with some course applicability into a related degree program.

(3) Represents the average of quarterly Degreed Enrollment from the beginning to the end of the respective periods.

Apollo Education Group, Inc. and Subsidiaries
Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands, except per share data)	February 29, 2016	February 28, 2015	February 29, 2016	February 28, 2015
Net (loss) income attributable to Apollo, as reported	$(60,396)	$(33,610)	$(121,161)	$175
Less: Loss from discontinued operations, net of tax	—	(10,442)	(3,259)	(12,720)
(Loss) income from continuing operations attributable to Apollo	(60,396)	(23,168)	(117,902)	12,895
Special items:
Restructuring and impairment charges(1)	29,389	22,530	127,212	41,278
Merger, acquisition and other related costs	12,893	1,742	16,871	4,961
Litigation charges	—	100	—	100
Special items before income taxes	42,282	24,372	144,083	46,339
Less: income tax effects of special items	(15,133)	(9,091)	(26,290)	(17,215)
Special items, net of income taxes	27,149	15,281	117,793	29,124
(Loss) income from continuing operations attributable to Apollo, excluding special items	$(33,247)	$(7,887)	$(109)	$42,019
Diluted (loss) income per share from continuing operations attributable to Apollo, as reported	$(0.56)	$(0.21)	$(1.09)	$0.12
Diluted (loss) income per share from continuing operations attributable to Apollo, excluding special items	$(0.31)	$(0.07)	$—	$0.38
Diluted weighted average shares outstanding	108,595	108,166	108,521	109,337
(1) During the first quarter of fiscal year 2016, we recorded $73.4 million of goodwill impairment charges.

Reconciliation of Adjusted EBITDA to Net Loss

	Three Months Ended		Six Months Ended
($ in thousands)	February 29, 2016	February 28, 2015	February 29, 2016	February 28, 2015
Adjusted EBITDA:
University of Phoenix	$19,560	$56,728	$112,019	$186,342
Apollo Global	(15,643)	(17,932)	(9,153)	(11,710)
Other	(16,810)	(20,940)	(32,656)	(38,304)
Adjusted EBITDA	(12,893)	17,856	70,210	136,328
Less: Special items before income taxes (see above table)	42,282	24,372	144,083	46,339
Less: Depreciation and amortization	26,754	32,105	54,148	65,736
Less: Interest expense, net of interest income	1,049	999	1,586	2,072
Less: (Benefit from) provision for income taxes	(19,842)	(13,924)	(7,603)	13,130
Plus: Loss from discontinued operations, net of tax	—	(10,442)	(3,259)	(12,720)
Net loss, as reported	$(63,136)	$(36,138)	$(125,263)	$(3,669)

Use of Non-GAAP Financial Information
The Company’s non-GAAP financial measures are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management uses, and chooses to disclose to investors, these non-GAAP financial measures because: (i) such measures provide an additional analytical tool to clarify the Company’s results from operations and help to identify underlying trends in its results of operations; (ii) as to the non-GAAP earnings measures, such measures help compare the Company’s performance on a consistent basis across time periods; and (iii) these non-GAAP measures are employed by the Company’s management in its own evaluation of performance and are utilized in financial and operational decision-making processes, such as budgeting and forecasting. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently, limiting their usefulness as a comparative measure across companies.
“Adjusted EBITDA” is earnings from continuing operations before interest expense and interest income, income taxes, depreciation and amortization, and special items. It is intended to provide an indicator of our operating performance across time periods.
Forward-Looking Statements Safe Harbor
Statements about Apollo Education Group and its business in this release which are not statements of historical fact, including statements regarding Apollo Education Group’s future strategy and plans and commentary regarding future results of operations and prospects, are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual plans implemented and actual results achieved may differ materially from those set forth in or implied by such statements due to various factors, including, without limitation: (i) the timing of the completion of the previously announced pending merger transaction with AP VIII Queso Holdings, L.P., an affiliate of Apollo Management VIII, L.P., which is a fund managed by an affiliate of Apollo Global Management, LLC, an entity unrelated to Apollo Education Group; (ii) the failure of the merger counterparty to obtain the necessary equity financing to complete the merger and the related transactions; (iii) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger, including receipt of required regulatory approvals; (iv) the risk that regulatory agencies impose restrictions, limitations, costs, divestitures or other conditions in connection with providing regulatory approval of the merger; (v) the outcome of pending or potential litigation or governmental investigations; (vi) disruptions resulting from the proposed merger making it more difficult for Apollo Education Group to maintain relationships with its students, customers, employees, suppliers and strategic partners; (vii) competitive responses to the proposed merger; (viii) unexpected costs, liabilities, charges or expenses resulting from the merger; (ix) the inability to obtain, renew or modify permits in a timely manner, or comply with government regulations; (x) the inability to retain key personnel of Apollo Education Group or its subsidiaries; (xi) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require Apollo Education Group to pay a termination fee; (xii) unexpected expenses or other challenges in integrating acquired businesses, student, consumer or regulatory impact arising from consummation of such acquisitions, and unexpected changes or developments in the acquired businesses; (xiii) diversion of management’s attention from ongoing business concerns; (xiv) limitations placed on Apollo Education Group’s ability to operate its business by the merger agreement; (xv) the impact of increased competition from traditional public universities and proprietary educational institutions; (xvi) the impact of the initiatives to transform University of Phoenix into a more-focused, higher-retaining and less-complex institution, including the near-term impact on enrollment; (xvii) the impact of Apollo Education Group’s ongoing restructuring and cost-reduction initiatives; (xviii) impacts from actions taken by our regulators that could affect University of Phoenix’s eligibility to participate in or the manner in which it participates in U.S. Federal and state student financial aid programs, including the recent requirement that all substantial changes be approved by the U.S. Department of Education in advance; (xix) further delay in University of Phoenix’s pending recertification by the U.S. Department of Education for participation in Title IV student financial aid programs, or any limitations or qualifications imposed in connection with any recertification; (xx) the impact of any reduction in financial aid available to students, including active and retired military personnel, due to the U.S. government deficit reduction proposals, debt ceiling limitations, budget sequestration or otherwise; (xxi) changes in regulation of the U.S. education industry and eligibility of proprietary schools to participate in U.S. Federal student financial aid programs; (xxii) changes in University of Phoenix’s enrollment or student mix; (xxiii) the impact on student enrollments of the announcement of the proposed merger and general economic conditions; (xxiv) the impact of third party claims that Apollo Education Group’s products and services infringe their intellectual property rights; and (xxv) fluctuations in non-U.S. currencies that could impact reported operating results of foreign subsidiaries. For a discussion of the various factors that may cause actual plans implemented and actual results achieved to differ materially from those set forth in the forward-looking statements, please refer to the risk factors and other disclosures contained in Apollo Education Group’s Form 10-K for fiscal year 2015, filed with the Securities and Exchange Commission (the “SEC”) on October 22, 2015, Form 10-Q for the quarterly period ended February 29, 2016, filed with the SEC on April 6, 2016, and other filings with the SEC which are available at www.apollo.edu. The cautionary statements referred to above also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by Apollo Education Group or persons acting on Apollo Education Group’s behalf. Apollo Education Group undertakes no obligation to publicly update or revise any forward-looking statements for any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Furthermore, Apollo Education Group cannot guarantee future results, events, levels of activity, performance, or achievements.
Investor Relations Contact:
Beth Coronelli, (312) 660-2059
beth.coronelli@apollo.edu
Media Contact:
Media Relations Hotline, (602) 254-0086
media@apollo.edu